UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2006

The J.M. Smucker Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5111	34-0538550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Strawberry Lane, Orrville, Ohio		44667-0280
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-682-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2006, Smucker Foods of Canada Co. (the "Seller"), a subsidiary of The J.M. Smucker Company (the "Registrant"), entered into an Asset Purchase Agreement (the "Agreement") with Horizon Milling G.P. (the "Buyer"). Pursuant to the Agreement, the Seller has agreed to sell, and the Buyer has agreed to purchase, certain assets relating to the Registrant's Canadian grain-based foodservice and industrial businesses.

The purchase price, subject to certain post-closing adjustments provided for in the Agreement, is Eighty One Million Canadian Dollars ($81,000,000 CDN), plus an amount determined by reference to the estimated closing inventory less certain amounts allocated for capital improvements and certain accruals arising in the ordinary course of business and outstanding on the closing date. The Agreement provides for the adjustment of the purchase price based on the final closing inventory amount following the closing of the transaction.

The Agreement contains customary representations and warranties, covenants and indemnification provisions. The Agreement also provides for certain other arrangements between the parties and/or their designees that will be effective as of the closing, including: a license agreement relating to the formulas used by Seller in the business to be sold; a supply agreement, whereby the Buyer will supply to Seller all of Seller’s requirements of Canadian grain-based retail products; an operating agreement relating to Seller’s cake mix plant in Montreal, Canada; and a license agreement relating to certain trademarks used in the business to be sold.

The Agreement contains certain conditions to closing, which include, without limitation, the receipt of certain consents and approvals, including approval under the Competition Act (Canada) as described in the Agreement. If any of the conditions to closing are not satisfied by November 15, 2006, or if satisfaction of any of the closing conditions by that date becomes impossible, Seller or Buyer may have the right to terminate the Agreement. The Registrant cannot predict with certainty whether or when the closing conditions will be satisfied or whether or when the transactions contemplated by the Agreement will be consummated.

In addition to the relationships arising out of the Agreement and in the ordinary course of business, Cargill, an affiliate of Buyer, supplies certain raw materials to the Registrant and/or its affiliates and both parties provide certain processing services to each other.

Item 7.01 Regulation FD Disclosure.

On July 20, 2006, the Registrant issued a press release announcing its entry into the Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this current report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release of the Registrant relating to the Entry into the Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The J.M. Smucker Company

July 25, 2006	By:	/s/ Mark R. Belgya

Name: Mark R. Belgya
Title: Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Registrant relating to the Entry into the Agreement.